Exhibit 10.2
Notice of grant of stock options
and grant agreement

Progress Software Corporation
ID: 04-2746201
14 Oak Park
Bedford, Massachusetts 01730
«Last_Name», «First_Name»
ISSUED PURSUANT TO THE 2008 STOCK OPTION AND INCENTIVE PLAN

«Grant_type»
Option Number:	«Option»
Date of Option Grant:	«option_Date»
Plan:	«Plan»
Price of the Shares Granted:	«total_price»
Total Number of Shares Granted:	«num_shares»
Option Price per Share:	«Price»
You have the right to purchase the number of shares of Common Stock of Progress Software Corporation for the Price per Share on or before the Expiration Date («expire»), all as set forth above. The option is subject to the full terms and conditions attached hereto. This option shall become exercisable in accordance with the Vesting Schedule below.
VESTING SCHEDULE
This option shall be vested and exercisable on the grant date with respect to X/60ths of the option and the balance of the option shall be exercisable in X-X (XX) equal monthly increments commencing on XXXX.
PROGRESS SOFTWARE CORPORATION
Terms and Conditions of Option Grant
          1. Term. This Option shall terminate and no portion will be exercisable on the earliest of the following: (i) the Expiration Date (as specified on the option grant certificate); (ii) if the Optionee ceases to be an employee of the Company or a Subsidiary on account of death, 24 months from the employment termination date, or 10 days after the end of the blackout period in effect during such post-termination period, if later, if Optionee’s estate or beneficiary is subject to such blackout; (iii) if the Optionee ceases to be an employee of the Company or a Subsidiary on account of Disability, 12 months from the employment termination date, or 10 days after the end of the blackout period in effect during such post-termination period, if later, if Optionee is subject to such blackout; (iv) if the Optionee’s employment with the Company or a Subsidiary is terminated for Cause, the employment termination date; or (v) if the Optionee’s employment is terminated in all other circumstances, 90 days after the employment termination date or 10 days after the end of the blackout period in effect during such post-termination period, if later, if Optionee is subject to such blackout. During the post-termination exercise period, the Optionee may exercise only the portion of the Option exercisable on the employment termination date, and the portion of the Option that is not exercisable on the employment termination date shall be automatically forfeited on the employment termination date. If the Optionee’s employment terminates on account of death or Disability, the Option shall become immediately and fully vested and exercisable.
          2. Payment of Purchase Price. Payment of the Option purchase price may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Company; (ii) through the delivery of shares of Stock that have been purchased by the Optionee on the open market or that have been beneficially owned by the Optionee for at least six months; (iii) a combination of (i) and (ii); or (iv) by the Optionee delivering to the Company a properly executed written or electronic exercise notice together with irrevocable instructions to E*Trade or other broker acceptable to the Company to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price.
          3. Delivery of Stock Certificate. Within a reasonable time following the proper exercise of this Option, the Company will deliver to the Optionee a stock certificate for the shares of Stock purchased or deposit such shares in the Optionee’s E*Trade account through electronic book entries.
          4. Transferability. This Option is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Option is exercisable only by the Optionee’s legal representative or legatee. All references herein to the Optionee shall be read to include the Optionee’s representative or legatee.
          5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Option shall be subject to and governed by all the terms and conditions of the Company’s 2008 Stock Option and Incentive Plan (the “Plan”). Capitalized terms used herein shall have the meaning specified in the Plan, unless a different meaning is specified herein. Copies of the Plan are available on the Company’s intranet site or upon request.